UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)

(952) 368-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LFCR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer (“CEO”) Transition
On March 20, 2024, Lifecore Biomedical, Inc., a Delaware corporation (the “Company”) announced that Paul Josephs has been elected as the Company’s President and Chief Executive Officer effective May 20, 2024 (the “Effective Date”). Mr. Josephs will succeed James G. Hall, the Company’s current President and Chief Executive Officer. Mr. Josephs will be elected to the Board of Directors of the Company (the “Board”) to the vacancy caused by the resignation of Mr. Hall on the later of the Effective Date or the date of the Annual Meeting of Stockholders to be held in 2024 (the “Annual Meeting”). Mr. Josephs will not receive any additional compensation in connection with his service on the Board.
From April 2021 to March 2024, Paul Josephs, age 58, served as the President and Chief Executive Officer of Woodstock Sterile Solutions (“WSS”), a full-service contract development and manufacturing organization (“CDMO”) specializing in blow fill seal sterile technology. He also served as a member of the Board of Directors of WSS. In his role as President and Chief Executive Officer of WSS, Mr. Josephs was responsible for the overall financial performance and the leadership of WSS, which has approximately 450 employees. He led initiatives to develop and implement long-term strategic and annual operating plans, build the sales and marketing teams, drive revenue and EBITDA growth, and manage costs. From June 2016 to March 2021, Mr. Josephs was the Head of CDMO operations for Mylan and later Viatris Inc. (Nasdaq: VTRS), which was formed through the merger of Mylan and Upjohn Inc., a legacy division of Pfizer, on November 16, 2020. At Viatris, Mr. Josephs was responsible for the financial and operational performance of the CDMO business, including developing and executing sales and marketing tactics to grow revenue, manage pricing and profitability for all service offerings, and establishing the CDMO business within the legacy Mylan sites. From May 2012 to June 2016, Mr. Josephs was the Senior Vice President, Sales, Marketing & Corporate Development for DPT Laboratories, a leading provider of semi-solid and liquid contract development services. In 2016, Mylan acquired DPT’s non-sterile CDMO business and Mr. Josephs served as a business lead integrating DPT’s CDMO business into Mylan, adding programs to the CDMO portfolio, and expanding CDMO agreements within Mylan sites in the United States and Europe.
On March 20, 2024, Mr. Josephs entered into an offer letter agreement with the Company (the “Offer Letter”). The Offer Letter was recommended by the Compensation Committee and approved by the Board. Pursuant to the Offer Letter, Mr. Josephs will join the Company on the Effective Date as the Company’s President and Chief Executive Officer. Mr. Josephs’ employment is at-will and may be terminated at any time for any reason, subject to the terms of the Offer Letter and the Company’s Executive Change in Control Severance Plan (the “CIC Severance Plan”), as described below.
Mr. Josephs will be entitled to receive the following compensation and benefits in connection with his service as President and Chief Executive Officer of the Company:
•an annual base salary of $550,000;
•a one-time new-hire bonus of $125,000, which is subject to repayment to the Company upon certain employment termination events that occur on or prior to the one-year anniversary of the Effective Date;
•beginning with the Company’s fiscal year 2025, eligibility to participate in the Company’s annual incentive plan and for the 2025 annual incentive plan, eligibility for a bonus of 100% of his base salary at the target level of achievement;
•a restricted stock unit (“RSU”) award for 525,000 shares of the Company’s common stock, which will vest and be settled as to 25,000 shares of the RSU on the Effective Date and as to 100,000 shares of the RSU on each of the first five anniversaries of the Effective Date;
•a performance stock unit (“PSU”) award for up to 1,500,000 shares, divided into ten 150,000 PSU tranches that will vest, if at all, based upon the closing price of the Company’s stock over a five year performance period, and to the extent the PSU award becomes vested, the Company will issue Mr. Josephs unrestricted shares of the Company’s common stock on the vesting date in settlement of 50% of the vested portion of that tranche of the PSU award and will issue Mr. Josephs unrestricted shares of the Company common stock on the one year anniversary of the vesting date in settlement of the other 50% of the vested portion of that tranche of the PSU award;
•eligibility under the Company’s CIC Severance Plan to receive, upon a “Qualifying Termination” of employment, benefits at the “Tier 1” level as described in the CIC Severance Plan, and if Mr. Josephs’ employment is terminated by the Company without Cause (other than a Qualifying Termination), the same severance benefits under the CIC Severance Plan as if he had experienced a Qualifying Termination without duplication in the amount of or types of payments or benefits, provided that (a) the vesting of the PSUs will not be accelerated and (b) Mr. Josephs must satisfy the conditions required by the CIC Severance Plan to receive severance benefits (including execution of a general release of claims that is not revoked or rescinded);
•certain travel and temporary living benefits for so long as Mr. Josephs does not live in the vicinity of the Company’s headquarters, with an initial maximum of $5,000 per month in reimbursement of these expenses; and
•participation in the benefit plans and programs of the Company in which similarly situated employees of the Company participate, as may be in effect from time to time, and five weeks of vacation per year (pro-rated for 2024).
The RSU award and PSU award to Mr. Josephs, which were material inducements to him accepting employment with the Company, will be granted on the Effective Date under the Company’s Equity Inducement Plan as described below.

The Offer Letter also provides for entry into the Company’s standard non-solicitation, confidentiality and inventions agreement. In addition, Mr. Josephs and the Company will enter into the Company’s standard indemnification agreement.
There are no other arrangements or understandings between Mr. Josephs and any other persons pursuant to which Mr. Josephs was appointed President and Chief Executive Officer of the Company. Mr. Josephs does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Other than with respect to the equity awards contemplated by this Current Report, Mr. Josephs does not beneficially own any shares of the Company’s common stock, and Mr. Josephs does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.
The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.
Equity Inducement Plan
On March 20, 2024, upon the recommendation of the Compensation Committee of the Board, the Board adopted and approved the Company’s Equity Inducement Plan (the “Inducement Plan”) and reserved 3,500,000 shares of the Company’s common stock to be used exclusively for grants of equity awards to individuals that were not previously employees or directors of the Company (or who are returning to employment following a bona fide period of non-employment), as an inducement material to the individual’s entry into employment with the Company, pursuant to Nasdaq Listing Rule 5635(c)(4). The Inducement Plan was adopted and approved without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4). The terms and conditions of the Inducement Plan are substantially similar to the Company’s stockholder-approved 2019 Stock Incentive Plan.
The RSU award and PSU award to be granted to Mr. Josephs on the Effective Date as described in the Offer Letter will be granted under the Inducement Plan.
The foregoing description of the Inducement Plan is not complete and is qualified in its entirety by reference to the full text of the Inducement Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.
Separation Agreement with Mr. Hall
On March 20, 2024, the Board approved a Separation Agreement and Release between the Company and James G. Hall (the “Separation Agreement”). The Separation Agreement was recommended by the Compensation Committee. Pursuant to the Separation Agreement, Mr. Hall’s employment with the Company will terminate on the first day of employment of Mr. Josephs (the “Separation Date”) and Mr. Hall will resign from the Board on the Separation Date. Mr. Hall will be entitled to the following separation benefits after the Separation Agreement becomes effective:
•$750,000 paid in equal installments over 12 months on the Company’s regularly scheduled payroll dates;
•the annual incentive award to which Mr. Hall is entitled, if any, under the 2024 Annual Incentive Plan, based on actual performance, pro-rated through the Separation Date for the number of days elapsed in fiscal year 2024;
•vesting in full of all outstanding stock options and restricted stock units held by Mr. Hall as of the Separation Date, with Mr. Hall eligible to exercise the stock options for a period of six months; and
•the monthly premium for continued coverage under COBRA for a period ending the earlier of the 12-month anniversary of the Separation Date and the date on which Mr. Hall becomes eligible for coverage under the group health plan of a subsequent employer.
In exchange for the payments and benefits to Mr. Hall, Mr. Hall will release the Company from any and all claims (with certain limited exceptions), has agreed to provide certain assistance and cooperation, and, at the Company’s request, will be available to consult with the Company following the Separation Date for a period of one year without the payment of further consideration.
The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated by reference herein.
2024 Annual Incentive Plan
On March 20, 2024, the Board approved a cash-incentive award plan for the Company’s fiscal year 2024 (the “2024 Annual Incentive Plan”), which was recommended by the Compensation Committee.
Under the 2024 Annual Incentive Plan, executive officers and other participants are eligible to earn cash bonuses based on the Company’s adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and revenue, weighted at 71% and 29%, respectively. Adjusted EBITDA for purposes of the 2024 Annual Incentive Plan will be based on the Company’s fiscal year 2024 EBITDA excluding standalone, start-up and non-recurring, strategic review process and stock based compensation costs, but including the cost of bonuses under the 2024 Annual Incentive Plan. The Company’s revenue for fiscal year 2024 will be determined in conformity with accounting principles generally accepted in the United States of America (“GAAP”).
Under the 2024 Annual Incentive Plan, achievement of a performance goal at greater than target level will result in proportionately increasing incentive pay relating to that performance goal. If the target performance goal for a performance goal is not achieved, there will be no incentive pay with respect to that performance goal. Additionally, no amounts will be earned under the 2024 Annual Incentive Plan unless a specified minimum adjusted EBITDA is achieved. The maximum cash incentive pay that may be earned under the 2024 Annual Incentive Plan by an executive officer or any other participant will not exceed 200% of that person’s opportunity at the target level, even if actual performance exceeds the maximum level for either or both of the performance goals.
The Board also approved, based upon the recommendation of the Compensation Committee, the cash incentive pay that the executive officers may earn under the 2024 Annual Incentive Plan at the target level of achievement as a percentage of their respective annual base salaries as follows: James G. Hall and John D. Morberg, 100% and 60%, respectively.
All payments to the executive officers under the 2024 Annual Incentive Plan are subject to “clawback” under the Company’s Compensation Recoupment Policy adopted effective October 2, 2023.

Resignation of Craig Barbarosh as Director

On March 20, 2024, Craig Barbarosh notified the Company that he has elected not to stand for re-election to serve as a director of the Board at the Annual Meeting. Mr. Barbarosh’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. On March 20, 2024, the Board approved the appointment of Katrina L. Houde as Chairperson of the Board, effective as of the Annual Meeting.

Item 7.01 Regulation FD Disclosure.

On March 20, 2024, the Company issued a press release announcing Mr. Hall’s intention to resign as a director of the Board and to retire as the Company’s President and Chief Executive Officer, the appointment of Mr. Josephs as a director of the Board and the Company’s President and Chief Executive Officer, and Mr. Barbarosh’s intent not to stand for re-election to serve as a director of the Board at the Annual Meeting. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description
10.1	Offer Letter, dated March 20, 2024, by and between the Company and Paul Josephs
10.2	Lifecore Biomedical, Inc. Equity Inducement Plan
10.3	Separation Agreement, approved March 20, 2024, by and between the Company and James G. Hall
99.1	Press Release of Lifecore Biomedical, Inc., dated March 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2024

LIFECORE BIOMEDICAL, INC.

By:	/s/ John D. Morberg
John D. Morberg
Chief Financial Officer